                                Exhibit 10.11D
                                --------------
                              FOURTH AMENDMENT TO
                              -------------------
                               CREDIT AGREEMENT
                               ----------------


          THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as
                                                          ---------
of July 13, 2001 is entered into between BANK OF AMERICA, N.A., a national association ("Bank"), and SOUTHWEST WATER COMPANY, a Delaware corporation
              ----
("Borrower").
  --------

                                   RECITALS
                                   --------

          A. Borrower and Bank have previously entered into that certain Credit Agreement dated as of July 30, 1999, as amended by that certain First Amendment to Credit Agreement dated as of June 30, 2000, that certain Second Amendment to Credit Agreement dated as of September 29, 2000, and that certain Third Amendment to Credit Agreement dated as of March 9, 2001 (collectively, the "Credit Agreement"), pursuant to which Bank has made certain loans and financial
 ----------------
accommodations available to Borrower. Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

          B. Bank and Borrower wish to amend the Credit Agreement under the terms and conditions set forth in this Amendment. Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Bank's rights or remedies as set forth in the Credit Agreement is being waived or modified by the terms of this Amendment.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1      Amendments to Credit Agreement
            ------------------------------

          (a)  The definition of "Revolving Commitment" set forth in Section
                                  --------------------
1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               "'Revolving Commitment':  The amount of $9,000,000 from the date
                 --------------------
               hereof to the earlier of August 1, 2001 or the funding of the Debentures, and $6,000,000 at hereof to the any time thereafter as such amount may be reduced pursuant to Section 2.01 (c)."

          (b)  The definition of "Consolidated Tangible Net Worth" set forth in
                                  -------------------------------
Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               "'Consolidated Tangible Net Worth':  At any date of
                 -------------------------------
               determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of the Borrower and its consolidated subsidiaries plus the outstanding principal amount of the Convertible Subordinate Debentures Due 2021 of Borrower

               (the 'Debentures') minus (i) treasury stock, (ii)
                                  -----
               intangible assets (including, without limitation, franchises, patents, patent applications, trademarks, brand names, goodwill, purchased contracts, deferred charges (including unamortized debt discount and expense and organization costs) and research and development expenses provided, however, that water rights shall not be considered an intangible asset) and
               (iii) receivables, advances, loans and all other amounts due from employees, officers, shareholders, and/or affiliates (excluding Borrower's majority-owned Subsidiaries), on a consolidated basis determined in conformity with GAAP."

          (c) Section 6.02 (a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               "(a) Leverage Ratio.  At any time after the earlier of August 1,
                    --------------
               2001 or the funding of the Debentures, permit the ratio of the amount of Consolidated Liabilities less the outstanding principal amount of the Debentures to Consolidated Tangible Net Worth to be more than 2.00:1.00."

          (d) Section 6.02 (b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               "(b) Consolidated Tangible Net Worth.  At any time after the
                    -------------------------------
               earlier of August 1, 2001 or the funding of the Debentures, permit Consolidated Tangible Net Worth to be less than $46,500,000 plus that portion of the principal amount of the Debentures in excess of $16,000,000."

          (e) Section 6.02 (d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               "(d) EBITDA Coverage Ratio.  At the end of any fiscal quarter of
                    ---------------------
               Borrower, permit the EBITDA Coverage Ratio, determined on a four quarter rolling basis, to be less than 1.50:1.0."

          (f) Section 6.02 (f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               "Debt.  Create, incur, assume or permit to exist, or permit any
                ----
               Subsidiary to create, incur, assume or permit to exist, any indebtedness or liabilities resulting from borrowings, loans or advances, whether matured or unmatured, liquidated or unliquidated, joint or several, secured or unsecured, except for
               (i) Debt incurred pursuant to the Agreement and the other Loan Documents, (ii) Debt incurred pursuant to the Suburban Loan Documents; (iii) Debts, revolving lines of credit and lease obligations of Borrower existing as of, and disclosed to Bank prior to, the date of the Agreement (including $6,000,000 of unsecured debt of the Borrower to Mellon, $4,000,000 of unsecured debt of Suburban to Mellon, and

               $4,000,000 of unsecured debt of NMUI to First Security Bank (or successors), (iv) secured indebtedness for purchase money financing of equipment which is permitted under Section 6.02
               (e)(iii) not to exceed an aggregate of $500,000, (v) unsecured funded bank debt not to exceed an aggregate of $30,000,000 from and including the date hereof to the earlier of August 1, 2001 or the funding of the Debentures, and $24,000,000 at any time thereafter (including, without limitation, unsecured funded bank debt incurred pursuant to the Loan Documents and the Suburban Loan Documents and unsecured funded bank debt to Mellon as described in clause (iii) above), (vi) Debt incurred pursuant to the Debentures not to exceed $20,000,000, and (vii) intercompany Debt between Borrower and its majority-owned Subsidiaries."

     2.   Effectiveness of this Amendment.  Bank must have received the
          -------------------------------
following items, in form and content acceptable to Bank, before this Amendment is effective and before Bank is required to extend any credit to Borrower as provided for by this Amendment.

        (a)    Amendment. This Amendment fully executed in a sufficient number
               ---------
of counterparts for distribution to Bank and Borrower.

        (b)    Amendment Fee.  Receipt by Bank of the amendment fee set forth in
               -------------
Paragraph 3 below.

        (c)    Note.  The Third Amended and Restated Revolving Note, the form of
               ----
which is attached hereto as Exhibit A, fully executed by the Borrower.
                            ---------

        (d) Authorizations. Evidence that the execution, delivery and performance by Borrower and each guarantor or subordinating creditor of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

        (e)    Representations and Warranties.  The representations and
               ------------------------------
warranties set forth in the Credit Agreement must be true and correct.

        (f)    Mellon Bank, N.A. and Borrower Amendment.  Execution and delivery
               ----------------------------------------
to Bank of the Mellon Bank, N.A. and Borrower Amendment, which includes the same amendments contained in this Amendment.

        (g)    Other Required Documentation.  All other documents and legal
               ----------------------------
matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Bank.

     3.   Amendment Fee.  Borrower shall pay to Bank an amendment fee in the
          -------------
amount of _________________________ for the processing and approval of this Amendment, which fee will be fully earned on the date of this Amendment.

     4.   Representations and Warranties.  The Borrower represents and
          ------------------------------
warrants as follows:

        (a)  Authority.  The Borrower has the requisite corporate power and
             ---------
authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by the Borrower of this Amendment and the performance by Borrower of each Loan Document (as amended or modified hereby) to which it is a party have been duly approved by all necessary corporate action of Borrower and no other corporate proceedings on the part of Borrower are necessary to consummate such transactions.

        (b)  Enforceability.  This Amendment has been duly executed and
             --------------
delivered by the Borrower. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect.

        (c)  Representations and Warranties.  The representations and
             ------------------------------
warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

        (d)  No Default.  No event has occurred and is continuing that
             ----------
constitutes an Event of Default.

     5.   Choice of Law.  The validity of this Amendment, its construction,
          -------------
interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

     6.   Counterparts.  This Amendment may be executed in any number of
          ------------
counterparts and by different parties in separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

     7.   Due Execution.  The execution, delivery and performance of this
          -------------
Amendment are within the power of Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approvals, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

     8.   Reference to and Effect on the Loan Documents.
          ---------------------------------------------

        (a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

        (b) Except as specifically amended above, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Bank.

        (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Bank under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

        (d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

     9.   Ratification.  Borrower hereby restates, ratifies and reaffirms each
          ------------
and every term and condition set forth in the Credit Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

     10.  Estoppel.  To induce Bank to enter into this Amendment and to continue
          --------
to make advances to Borrower under the Credit Agreement, Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower as against Bank with respect to the Obligations.

        IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.


"Bank"                                      "Borrower"

BANK OF AMERICA, N.A.                       SOUTHWEST WATER COMPANY,
a national association                      a Delaware corporation

By: /s/ DEBORAH L. MILLER                   By: /s/ ANTON C. GARNIER
   ----------------------                      ---------------------
Name:   Deborah L. Miller                   Name:   Anton C. Garnier
Title:  Senior Vice President               Title:  President




                                            By: /s/ PETER J. MOERBEEK
                                               ----------------------
                                            Name:   Peter J. Moerbeek,
                                            Title:  Chief Financial Officer

                                   Exhibit A

                   THIRD AMENDED AND RESTATED REVOLVING NOTE


$6,000,000                                    Costa Mesa, California
                                              July 13,2001


     FOR VALUE RECEIVED, the undersigned SOUTHWEST WATER COMPANY, a Delaware corporation ("Borrower") promises to pay to the order of BANK OF AMERICA, N.A. ("Bank") at its office at 675 Anton Blvd., Costa Mesa, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Six Million Dollars ($6,000,000), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement (computed on the basis of a 360-day year and actual days elapsed, which results in more interest than if a 365-day year were used) at a rate per annum equal to the applicable IBOR Rate plus the Applicable Margin or Prime Rate plus the Applicable Margin. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the opening of business on the day specified in the public announcement of a change in Bank's Prime Rate. With respect to each IBOR option selected hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and applicable IBOR Rate Term thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted. This Note amends, restates in its entirety, and replaces that certain Second Amended and Restated Revolving Note dated as of March 9, 2001 in the original amount of Nine Million Dollars ($9,000,000), made by Borrower payable to the order of Bank, pursuant to that certain Credit Agreement (as defined in Section D below).

A.   DEFINITIONS:

     As used herein, the following terms shall have the meanings set forth after each:

     1. "Applicable Margin" means the following amounts per annum, based upon the Leverage Ratio as set forth in the certificate received pursuant to Section 6.01 (a) (iv) of the Credit Agreement ("Compliance Certificate"):

          ----------------------------------------------------------------------------------------
                                        (in basis points per annum)   (in basis points per annum)
          ----------------------------------------------------------------------------------------
          Pricing  Leverage Ratio       Applicable Margin for         Applicable Margin for
          Level                         IBOR Rate loans               Prime Rate loans
          ----------------------------------------------------------------------------------------
          1        *1.25x               125.0 bps                     (0.25) bps
          ----------------------------------------------------------------------------------------
          2        ****1.25x but *1.75x 150.0 bps                      0.00 bps
          ----------------------------------------------------------------------------------------
          3        ****1.75x            200.0 bps                      0.25 bps
          ----------------------------------------------------------------------------------------

            * = less than
          **** = more than or equal to

          During the period from the date of this Note to the date on which the Bank receives the first Compliance Certificate after the date of this Note, the Applicable Margin shall be based on a pricing level 2 set forth in the above table. Thereafter, the Applicable Margin shall be in effect from the date the most recent Compliance Certificate is received by the Bank, provided however, that if the Borrower fails to timely deliver the next certificate, the Applicable Margin from the date such Compliance Certificate was due shall be that indicated for the pricing level 3 set forth in the above table, and thereafter, the pricing level indicated by such Compliance Certificate when received.

     2. "Business Day" means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation, or for amounts bearing interest at an offshore rate, a Business Day is any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation on which Bank is open for business in California and dealing in offshore dollars.

     3. "IBOR Rate Portion" means a portion of the principal amount outstanding under this Note which is bearing interest at a rate related to IBOR. No IBOR Rate Portion shall be less than Two Hundred Fifty Thousand Dollars ($250,000).

     4. "IBOR Rate Term" means a period commencing on a Business Day and continuing for no shorter than one (1) month and no longer than six
          (6) months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to Bank's IBOR; provided however, that no IBOR Rate Term shall extend beyond the scheduled maturity date hereof. The last day of the interest period will be determined by Bank using the offshore dollar inter-bank market. If any IBOR Rate Term would end on a day which is not a Business Day, then such IBOR Rate Term shall be extended to the next succeeding Business Day.

     5. "IBOR Rate" means the interest rate determined by the following formula, rounded upward, if necessary, to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by Bank as of the first day of the interest period.)

               IBOR Rate =                 IBOR Base Rate
                           --------------------------------------------
                                    (1.00 - Reserve Percentage)


          (a) "IBOR Base Rate" means the interest rate at which Bank's Grand Cayman Branch, Grand Cayman, British West Indies, would offer U.S. dollar deposits for the applicable interest period to other major banks in the offshore dollar inter-bank market.

          (b) "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.


     6. "Prime Rate" means the rate of interest publicly announced from time to time by Bank in San Francisco, California, as its Prime Rate. The Prime Rate is set by Bank based on various factors, including Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. Bank may price loans to its customers at, above or below the Prime Rate.

B.   INTEREST:

1. Payment of Interest. Interest accrued on this Note shall be payable on the first day of each month, commencing August 1, 2001.

2.   Selection of Interest Rate Options.  At any time any portion of this Note
     ----------------------------------
     bears interest determined in relation to Bank's IBOR, it may be continued by Borrower at the end of the IBOR Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Prime Rate or in relation to Bank's IBOR for a new IBOR Rate Term designated by Borrower. At any time any portion of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to Bank's IBOR for an IBOR Rate Term designated by Borrower. At the time each advance is requested hereunder or Borrower wishes to select the IBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each IBOR Rate Term, Borrower shall give Bank notice specifying (a) the interest rate option selected by Borrower, (b) the principal amount subject thereto, and
     (c) if the IBOR option is selected, the length of the applicable IBOR Rate Term. Any such notice may be given by telephone so long as, with respect to each IBOR selection, such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the IBOR Rate Term. For each IBOR option requested hereunder, Bank will quote the applicable IBOR Rate to Borrower at approximately 10:00 a.m., California time, on the first day of the IBOR Rate Term. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a re-determination by Bank of the applicable IBOR Rate; provided however, that if Borrower fails to accept any such rate by 11:00 a.m., California time, on the Business Day such quotation is given, then the quoted rate shall expire and Bank shall have no obligation to permit a IBOR option to be selected on such day. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any IBOR Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for such advance or the principal amount to which such IBOR Rate Term applied.

3.   Additional IBOR Provisions.
     --------------------------

          (a) If Bank at any time shall determine that for any reason adequate and reasonable means do not exist for ascertaining Bank's IBOR, then Bank shall promptly give notice thereof to Borrower. If such notice is given and until such notice has been withdrawn by Bank, than (i) no new IBOR option may be selected by Borrower, and (ii) any portion of the outstanding principal balance hereof which bears interest determined in relation to Bank's IBOR, subsequent to the end of the IBOR Rate Term applicable thereto, shall bear interest determined in relation to the Prime Rate.

          (b) If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a "Change in Law") shall make it unlawful for Bank (i) to make IBOR options available hereunder, or (ii) to maintain interest rates based on Bank's IBOR, then in the former event, any obligation of Bank to make available such unlawful IBOR options shall immediately be cancelled, and in the latter event, any such unlawful IBOR-based interest rates then outstanding shall be converted, at Bank's option, so that interest on the portion of the outstanding principal balance subject thereto is determined in relation to the Prime Rate; provided however, that if any such Change in Law shall permit any IBOR-based interest rates to remain in effect until the expiration of the IBOR Rate Term applicable thereto, then such permitted IBOR-based interest rates shall continue in effect until the expiration of such IBOR Rate Term. Upon the occurrence of any of the foregoing events, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any fines, fees, charges, penalties or other costs incurred or payable by Bank as a result thereof and which are attributable to any IBOR options made available to Borrower hereunder, and any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

          (c) If any Change in Law or compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority shall:

               (i) subject Bank to any tax, duty or other charge with respect to any IBOR options, or change the basis of taxation of payments to Bank of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Bank); or

               (ii) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of advances or loans by, or any other acquisition of funds by any office of Bank; or

               (iii)  impose on Bank any other condition;

          and the result of any of the foregoing is to increase the cost to Bank of making, renewing or maintaining any IBOR options hereunder and/or to reduce any amount receivable by Bank in connection therewith, then in any such case, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any additional costs incurred by Bank and/or reductions in amounts received by Bank which are attributable to such IBOR options. In determining which costs incurred by Bank and/or reductions in amounts received by Bank are attributable to any IBOR options made available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

4.   Default Interest.  During the continuance of an Event of Default, the
     ----------------
outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year and actual days elapsed, which results in more interest than if a 365-day year were used) equal to two percent (2%) above the rate of interest from time to time applicable to this Note.

C.   BORROWING AND REPAYMENT:

     1.   Borrowing and Repayment.  Borrower may from time to time during the
          -----------------------
term of this Note borrow, partially or wholly repay its outstanding borrowings, and re-borrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on the "Maturity Date" (as defined in the Credit Agreement).

     2.   Advances.  Advances hereunder, to the total amount of the principal
          --------
sum stated above, may be made by the holder at the oral or written request of
(a) ______________________, ___________________, _____________________________,
any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (b) any person, with respect to advances deposited to the credit of any account of Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by Borrower.

     3.   Application of Payments.  Each payment made on this Note shall be
          -----------------------
credited first, to any interest then due and second, to the outstanding principal balance hereof. Unless instructed otherwise by Borrower, all payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Prime Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to Bank's IBOR, with such payments applied to the oldest IBOR Rate Term first.

     4.   Prepayment.
          ----------

     (a)  Prime Rate.  Borrower may prepay principal on any portion of this Note
          ----------
     which bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty.

     (b)  IBOR. Each prepayment of an IBOR Rate Portion, whether voluntary, by
          ----
     reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee as described below. A "prepayment" is a payment of an amount on a date earlier than the scheduled payment date for such amount as required by this Agreement. The prepayment fee shall be equal to the amount (if any) by which:

                    (i) the additional interest which would have been payable during the interest period on the amount prepaid had it not been prepaid, exceeds

                    (ii) the interest which would have been recoverable by Bank by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by Bank for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such Portion (or the scheduled payment date for the amount prepaid, if earlier).


               Bank will have no obligation to accept an election of an IBOR Rate Portion if any of the following described events has occurred and is continuing:

                    (i) Dollar deposits in the principal amount, and for periods equal to the IBOR Rate Term, of an IBOR Rate Portion are not available in the offshore dollar inter-bank market; or

                    (ii) the IBOR Rate does not accurately reflect the cost of an IBOR Rate Portion.

Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum two percent (2%) above the Prime Rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed).

     D.   EVENTS OF DEFAULT:

     This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of July 30, 1999, as amended from time to time, including, without limitation, those terms relating to arbitration of Disputes (the "Credit Agreement"). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

     E.   MISCELLANEOUS:

     1.   Remedies.  Upon the occurrence of any Event of Default, the holder of
          --------
this Note, at the holder's option, without notice upon the occurrence of an Event of Default pursuant to Section 7.01(g) of the Credit Agreement, and with notice upon the occurrence of any other Event of Default, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower.

     2.   Obligations Joint and Several.  Should more than one person or entity
          -----------------------------
sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

     3.   Governing Law.  This Note shall be governed by and construed in
          -------------
accordance with the laws of the State of California, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.

     4.   Defined Terms.  All capitalized terms not herein defined shall have
          -------------
the meanings given to them in the Credit Agreement.

                                    "Borrower"

                                    SOUTHWEST WATER COMPANY,
                                    a Delaware corporation


                                    By:__________________________________

                                    Title:    ___________________________

                                    By:__________________________________

                                    Title:_______________________________